UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

233 South Wacker Drive, Suite 4900, Chicago, Illinois	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2024, at the annual meeting of stockholders (the “Annual Meeting”) of Heidrick & Struggles International, Inc. (the “Company”), the Company’s stockholders approved the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program (the “Fifth Amended and Restated GlobalShare Program”), which was previously adopted by the Company’s Board of Directors (the “Board”). The Fifth Amended and Restated GlobalShare Program increased the number of shares available for issuance under the Fifth Amended and Restated GlobalShare Program by 649,000 shares to 5,059,000 shares, and extended the term of the Fifth Amended and Restated GlobalShare Program to the date of the Company’s first annual meeting of stockholders to occur on or after the tenth anniversary of the approval of the Fifth Amended and Restated GlobalShare Program by the Company’s stockholders at the Annual Meeting. A summary of the material terms and conditions of the Fifth Amended and Restated GlobalShare Program is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2024 under “Proposal 4. Approval of the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program,” which summary is incorporated herein by reference. This summary is qualified in its entirety by, and should be read in conjunction with, the Fifth Amended and Restated GlobalShare Program, which is included as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 23, 2024. A total of 20,206,622 shares of the Company’s common stock were entitled to vote as of March 28, 2024, the record date for the Annual Meeting. There were 18,618,246 shares present in person or by proxy at the Annual Meeting, at which stockholders voted on four proposals. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such matter.

The results of the matters submitted to the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1.	Election of Directors.

By the following vote, the Company’s stockholders elected the following eight directors, each to serve a one-year term expiring at the Company’s 2025 annual meeting of stockholders. Each director will hold office until his or her successor has been duly elected and qualified or until the director’s earlier resignation or removal.

	For	Withheld	Broker Non-Votes
Elizabeth L. Axelrod	16,573,701	261,543	1,783,002
Mary E.G. Bear	16,713,089	122,155	1,783,002
John Berisford	16,744,391	90,853	1,783,002
Lyle Logan	16,612,474	222,770	1,783,002
Willem Mesdag	16,676,268	158,976	1,783,002
Thomas L. Monahan III	16,728,505	106,739	1,783,002
Stacey Rauch	16,489,038	346,206	1,783,002
Adam Warby	16,489,038	346,206	1,783,002

Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation.

By the following vote, the Company’s stockholders approved this proposal.

For	Against	Abstentions	Broker Non-Votes
16,034,613	776,975	23,656	1,783,002

Proposal 3.	Ratification of the Appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for the 2024 Fiscal Year.

By the following vote, the Company’s stockholders approved this proposal.

For	Against	Abstentions
18,543,290	66,118	8,838

Proposal 4.	Approval of the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program.

By the following vote, the Company’s stockholders approved this proposal.

For	Against	Abstentions	Broker Non-Votes
14,151,424	2,667,554	16,266	1,783,002

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program (incorporated by reference to Annex C to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2024, as amended by the Company’s Definitive Additional Materials on Schedule 14A filed with the SEC on May 8, 2024)

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Date: May 24, 2024	/s/ Tracey Heaton
Name: Tracey Heaton
Title: Chief Legal Officer & Corporate Secretary